Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement is made and entered into as of March 15, 2004, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and John Hildebrandt (“Executive”).

Recitals

A)	On June 1, 2001 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Pursuant to a Memorandum dated October 16, 2001, Executive’s Annual Base Salary was increased to $177,000, effective as of September 1, 2001.

C)	On January 16, 2002, a First Amendment to Employment Agreement was made and entered into by and between Employer and Executive.

D)	On January 22, 2003, a Second Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

E)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Agreement which provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on June 1, 2001 and shall continue until March 31, 2004 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective March 15, 2004, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on June 1, 2001 and shall continue until March 31, 2005 unless sooner terminated or extended as hereinafter provided.

2.	Section 2.1 of the Agreement which provides:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $186,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

Is hereby amended, effective September 1, 2003, to provide as follows:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $200,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

3.	All other terms of the Employment Agreement shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

John Hildebrandt	By:	/s/ ROBERT E. PRICE

/s/ JOHN HILDEBRANDT	Name: Robert E. Price

Its: President